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EXHIBIT 21.1               SUBSIDIARIES OF STERIS CORPORATION

      STERIS has no parent company. As of March 31, 1997, certain of its direct and indirect subsidiaries were as follows:


        Subsidiary                                             Location
        STERIS Foreign Sales Corporation                       US Virgin Islands
        Medical & Environmental Designs, Inc. (MED Inc.)       Missouri
        STERIS GmbH                                            Germany
        STERIS S.A.                                            Belgium
        STERIS Limited                                         UK
        STERIS S.r.l.                                          Italy
        Ecomed, Inc.                                           Indiana
        STERIS Korea Limited                                   Korea
        SURGICOT, Inc.                                         Delaware
        Calgon Vestal, Inc.                                    Delaware
        AMSCO International, Inc.                              Delaware
        American Sterilizer Company                            Pennsylvania
        AMSCO Foreign Sales Corporation                        US Virgin Islands
        AMSCO International Sales Corporation                  Delaware
        HAS, Inc.                                              Delaware
        STERIS Canada Inc.                                     Canada
        Hoplab Inc.                                            Canada
        AMSCO (Barbados), Inc.                                 Barbados
        AMSCO Europe, Inc.                                     Delaware
        AMSCO Holdings B.V.                                    Netherlands
        AMSCO Finn-Aqua Oy                                     Finland
        AMSCO Finn-Aqua GmbH                                   Germany
        AMSCO S.A./N.V.                                        Belgium
        AMSCO Finn-Aqua, S.A.  (Spain)                         Spain
        AMSCO Finn-Aqua S.A.  (France)                         France
        AMSCO (U.K.) Ltd.                                      United Kingdom
        AMSCO Europe Ltd. (U.K.)                               United Kingdom
        AMSCO Asia Pacific, Inc.                               Delaware
        AMSCO Japan, K.K.                                      Japan
        Finn Aqua Japan K.K.                                   Japan
        AMSCO Hong Kong Limited                                Hong Kong
        AMSCO Singapore Pte. Ltd.                              Singapore
        American Sterilizer (Thailand) Co. Ltd.                Thailand
        AMSCO Latin America, Inc.                              Delaware
        AMSCO Brazil Comercios e Servicos Ltda.                Brazil
        AMSCO de Costa Rica, S.A.                              Costa Rica



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